Exhibit 99.1

FOR IMMEDIATE RELEASE

Supreme Industries Announces Fleet Contract Award From

Budget Truck Rental

Goshen, Ind.—Nov. 6, 2007—Supreme Industries, Inc. (AMEX: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses, armored vehicles and luxury motorcoaches, today announced it won a new fleet contract award valued in excess of $10 million from Budget Truck Rental.

The contract calls for 1,850 dry freight vehicles, with production slated to commence in the fourth quarter of 2007 and continue through June 2008. The vehicles will be produced using General Motors (GM) cabover and cutaway chassis, as well as chassis manufactured by International.

The Budget trucks in this order will be manufactured utilizing fiberglass reinforced plywood (FRP) produced at Supreme’s vertically integrated tower structural laminating facility.

Allen Hooley, Supreme’s national fleet sales manager, commented: “Supreme has a reputation for developing loyal relationships with major fleet operators based on the quality and value we consistently bring to their businesses. Budget Truck Rental is a prime example of a longstanding customer with whom we enjoy working as we strive to meet or exceed their expectations.”

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

Final assemblies of the vehicles will take place at Supreme’s nationwide facilities, including Jonestown, Pa., Griffin, Ga., Goshen, Ind. and Moreno Valley, Calif.

Supreme represents the largest pool account for GM’s commercial cutaway chassis.

To be added to Supreme Industries’ e-mail distribution list, please click on the link below:

http://www.clearperspectivegroup.com/clearsite/sts/emailoptin.html

About Supreme

Supreme Industries, Inc. (STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-purpose “shuttle-type” buses, armored vehicles and luxury motorhomes. The Company’s transportation equipment products are used by a wide variety of industrial, commercial, law enforcement and Homeland Security customers. Supreme, which employs more than 2,000 people, is the only publicly held producer of truck bodies in the United States.

News releases and other information on the Company are available on the Internet at:
http://www.SupremeInd.com

This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company’s management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company’s management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company’s product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company’s products. The forward-looking statements contained herein reflect the current views of the Company’s management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Corporation

Bob Besse

Director of Marketing

and Product Planning

574-642-4888